CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Other Service Providers” in this Initial Registration Statement on Form N-14 of both the Winslow Green Growth Fund and the Winslow Green Solutions Fund, each a series of Forum Funds.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 29, 2008